EXHIBIT 31.1

CERTIFICATIONS

I, Michael Benstock, certify that:

1. I have reviewed this annual report on Form 10-K/A of Superior Uniform Group, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 21, 2011
/s/ Michael Benstock
Michael Benstock Chief Executive Officer (Principal Executive Officer)